Exhibit 10.34

COOPER-STANDARD AUTOMOTIVE INC.

PRE-2005 EXECUTIVE DEFERRED COMPENSATION PLAN

As Amended and Restated Effective January 1, 2005

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COOPER-STANDARD AUTOMOTIVE, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

ARTICLE I. PURPOSE

Section 1.1 Statement of Purpose; Effective Date. This is the Cooper-Standard Automotive Inc. Executive Deferred Compensation Plan made in the form of this Plan and in related agreements made between the Company and certain management and highly compensated employees of the Company or its Affiliates. The Plan is hereby established to provide designated management and highly compensated employees with the option to defer the receipt of a portion of their regular compensation and cash incentive compensation under any Incentive Compensation Plan. It is intended that the Plan will assist in attracting and retaining employees of exceptional ability by providing these benefits. The Plan shall be effective as the Effective Date for amounts deferred prior to January 1, 2005, and any earnings thereon, which includes amounts deferred under the Cooper Tire & Rubber Company Deferred Compensation Plan and which became assumed liabilities of the Company in connection with the purchase of the Company by CSA Acquisition Corp., effective December 23, 2004. The terms and conditions of the Plan are set forth below. It is intended that the Plan qualify for the “grandfathered” benefit treatment under Code Section 409A.

ARTICLE II. DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

(a) “Account” means the bookkeeping account maintained on the books of the Company pursuant to Articles IV and V for the purpose of accounting for (i) the amount of Base Salary that a Participant elected to defer under the Plan, and (ii) the amount of Cash Award that a Participant elected to defer under the Plan. A Participant’s Account shall consist of (i) a “Cash” Subaccount if the Participant elected to defer the receipt of Base Salary or Cash Awards, and (ii) one or more Subaccounts for Investments.

(b) “Accounting Date” means the last business day of each month and any other date selected by the Committee.

(c) “Accounting Period” means the period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

(d) “Administrator” means a committee consisting of one or more persons who shall be appointed by and serve at the pleasure of the Committee.

(e) “Affiliate” means, with respect to an entity, any entity directly or indirectly controlling, controlled by, or under common control with, such first entity.

(f) “Base Salary” means a Participant’s base earnings paid by the Company without any regard to any increases or decreases in base earnings as a result of an election to defer base earnings under this Plan, or an election between benefits or cash provided under a plan of the Company maintained pursuant to Section 125 or 401(k) of the Code.

(g) “Beneficiary” means the person or persons (natural or otherwise) designated or deemed to be designated by the Participant pursuant to Article VIII to receive benefits payable under the Plan in the event of Participant’s death.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Award” means an Employee’s awards for a Plan Year which may consist of any annual cash incentive award under any Incentive Compensation Plan which is earned with respect to services performed by the Employee during such Plan Year, whether or not such award is actually paid to the Employee during such Plan Year, and any multi-year cash incentive award under any Incentive Compensation Plan which is earned with respect to a period of service performed by the Employee ending in such Plan Year, whether or not such award is actually paid to the Employee during such Plan Year.

(j) “Cause” means termination of the Participant’s employment with the Company or an Affiliate by the Board because of.

(i) the willful and continued failure by the Participant to perform substantially the duties of the Participant’s position;

(ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or an Affiliate, monetarily or otherwise; or

(iii) the conviction of a criminal violation involving fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with the Company or an Affiliate.

(k) “Change of Control” means the occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of CSA to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Permitted Holders; or

(ii) any person or group, other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of greater than or equal to 50% of the total voting power of the voting stock of CSA, including by way of merger, consolidation or otherwise, except where one or more of the Sponsors and/or their respective Affiliates, immediately following such merger, consolidation or other transaction, continue to have the ability to designate or elect a majority of the Board (or the board of directors of the resulting entity or its parent company).

Notwithstanding that a transaction or series of transactions does not constitute a Change of Control, with respect to any Participant it shall be deemed a Change of Control for purposes of the Participant’s entitlement’s hereunder if clause (i), above, is satisfied in respect of the business or division in which such Participant is principally engaged. For the avoidance of doubt, a Change of Control pursuant to the immediately preceding sentence shall not apply to any Participant whose employment is not primarily with and for the business or division that is sold. For purposes of this Section 15, “Permitted Holders” means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company, an Affiliate or a related employer or (B) any corporation or other person of which a majority of its voting power of its voting securities or equity interest is owned, directly or indirectly, by the Company, an Affiliate or a related employer and (ii) the Sponsors and any of their respective Affiliates

(l) “Claimant” has the meaning set forth in Section 9.6(a).

(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time; any reference to a provision of the Code shall also include any successor provision thereto.

(n) “Committee” means the Compensation Committee of the Board.

(o) “Company” means Cooper-Standard Automotive, Inc. and any successor or successors thereto.

(p) “CSA” means CSA Acquisition Corp.

(q) “Disability” means when the Participant has been totally disabled by bodily injury or disease so as to prevent him from being physically able to perform Participant’s assigned duties, and such total disability shall have: (i) continued for five (5) consecutive months, and in the opinion of a qualified physician selected by the Company, such disability will presumably be permanent and continuous during the remainder of the Participant’s life; (ii) entitled the Participant to benefits under any long-term disability plan sponsored by the Company or an Affiliate; or (iii) entitled the Participant to benefits under the Social Security Act of the United States.

(r) “Effective Date” means December 23, 2004. Notwithstanding the foregoing, for purposes of Code Section 409A, the Plan is deemed to be a continuation of the Cooper Tire & Rubber Company Deferred Compensation Plan with respect to amounts deferred under such prior plan prior to the Effective Date.

(s) “Employee” means any employee of the Company or an Affiliate who is, as determined by the Committee, a member of a “select group of management or highly compensated employees” of the Company, within the meaning of Sections 201, 301 and 401 of ERISA, and who is designated by the Committee as an Employee eligible to participate in the Plan.

(t) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time; any reference to a provision of ERISA shall also include any successor provision thereto.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any rules promulgated thereunder (or any successor provision thereto).

(v) “Financial Hardship” means an unforeseeable financial emergency of the Participant, determined by the Administrator as provided in Section 7.6 on the basis of information supplied by the Participant, arising from an illness, Disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence, but not including foreseeable events such as the purchase of a house or education expenses for children.

(w) “Incentive Compensation Plan” means any incentive compensation plan established by CSA or the Company that provides for Cash Awards.

(x) “Investments” has the meaning set forth in Section 6.1(a).

(y) “Participant” means an Employee participating in the Plan in accordance with the provisions of Section 3.1, or a former Employee retaining benefits under the Plan that have not been fully paid.

(z) “Participation Agreement” means the agreement(s) submitted by a Participant to the Administrator as provided in Section 3.1(b) in the form approved by the Administrator.

(aa) “Plan” means this Cooper-Standard Automotive, Inc. Executive Deferred Compensation Plan as it may, from time to time, be amended.

(bb) “Plan Year” means the 12-month period beginning January 1 and ending the following December 31, with a first short plan year from December 23, 2004 to December 31, 2004.

(cc) “Request” has the meaning set forth in Section 6.1(b).

(dd) “Retirement” means termination of employment with the Company and its Affiliates on or after (i) attainment of age 65 or (ii) attainment of the age and service necessary to qualify for early retirement under the Cooper-Standard Automotive, Inc. Retirement Plan, as amended.

(ee) “Retirement Committee” has the meaning set forth in Article XIV of the Cooper-Standard Automotive, Inc. Investment Savings Plan, as amended.

(ff) “Settlement Date” means the date on which a Participant terminates employment with the Company. Leaves of absence granted by the Company will not be considered as termination of employment during the term of such leave. Settlement Date shall also include with respect to any deferral the date prior or subsequent to termination of employment selected by a Participant in a Participation Agreement for distribution of all or a portion of the amounts deferred during a Plan Year as provided in Section 7.5.

(gg) “Sponsors” means Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-By-Side LLC, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P. and Goldman Sachs Direct Investment Fund 2000, L.P.

(hh) “Terminated Participant” has the meaning set forth in Section 11.3(a).

(ii) “Trust” has the meaning set forth in Section 6.3(a).

(jj) “Trust Agreement” has the meaning set forth in Section 6.3(a).

(kk) “Trustee” has the meaning set forth in Section 6.3(a).

Section 2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section.

ARTICLE III. PARTICIPATION AND DEFERRALS

Section 3.1 Eligibility and Participation.

(a) Eligibility. Eligibility to participate in the Plan is limited to those management and/or highly compensated Employees who have account balances under the Plan as of the Effective Date, December 31, 2004.

(b) Termination of Participation. Participation in the Plan shall continue as long as the Participant is eligible to receive benefits under the Plan. Notwithstanding any other provision of this Article III, a Participant who is actively employed by the Company and who elects a distribution pursuant to Section 7.7 shall immediately terminate his or her participation in the Plan for the balance, if any, of the Plan Year during which the Participant’s election is submitted to the Administrator and for the next two Plan Years.

Section 3.2 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if the Administrator determines that any Participant may not qualify as a “management or highly compensated employee” within the meaning of ERISA or regulations thereunder, the Administrator may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Company shall make an immediate lump sum payment to the Participant equal to the amount credited to his Account. Upon such payment no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant’s elections as to the time and manner of payment of his Account shall be deemed to be cancelled. Such payment shall completely discharge the Company’s obligations under this Plan.

ARTICLE IV. DEFERRAL OF BASE SALARY AND CASH AWARDS

Section 4.1 Deferral of Base Salary. Effective January 1, 2005, no new deferrals of base salary shall be permitted under the Plan.

Section 4.2 Deferral of Cash Awards. Effective January 1, 2005, no new deferrals of Cash Awards shall be permitted under the Plan.

ARTICLE V. PARTICIPANTS’ ACCOUNTS

Section 5.1 Establishment of Accounts. The Company, through its accounting records, shall establish an Account for each Participant. In addition, the Company may establish one or more subaccounts of a Participant’s Account, if the Company determines that such subaccounts are necessary or appropriate in administering the Plan.

Section 5.2 Crediting of Base Salary and Cash Awards Deferrals. The portion of a Participant’s Base Salary or Cash Awards that was deferred pursuant to a Participation Agreement was initially credited to the Participant’s Cash Subaccount as of the date the corresponding non-deferred portion of his award would have been paid to the Participant. Any withholding of taxes or other amounts with respect to any deferred award which is required by state, federal or local law shall to the extent possible be withheld from the Participant’s non-deferred compensation.

Section 5.3 Determination of Accounts.

(a) Determination of Accounts. The amount credited to each Participant’s Account as of a particular date shall equal the balance of such Account as of such date. The balance in the Account shall equal the amount credited pursuant to Section 5.2 and shall be adjusted in the manner provided in Section 5.4.

(b) Accounting. The Company, through its accounting records, shall maintain a separate and distinct record of the amount in each Account as adjusted to reflect income, gains, losses and distributions.

Section 5.4 Adjustments to Accounts.

(a) The Participant’s Account shall next be credited or debited, as the case may be, with an income (loss) and expense factor equal to an amount determined by multiplying (i) the balance credited to the Participant’s Account as of the immediately preceding Accounting Date (as adjusted pursuant to Section 5.2 and Section 5.4(a) for the current Accounting Period) by (ii) the rate of return net of expenses as determined by the Administrator for the Accounting Period or portion thereof ending on such Accounting Date on deemed Investments provided for in Section 6.1.

(b) After the crediting or debiting described in subsection (a) above, each Participant’s Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Participant or, in the event of his death, the Participant’s Beneficiary.

Section 5.5 Statement of Accounts. At least annually, a statement shall be furnished to each Participant or, in the event of his death, to his Beneficiary showing the status of his Account as of the end of the most recent Accounting Period, any changes in his Account since the date of the most recent statement furnished to the Participant, and such other information as the Administrator shall determine.

Section 5.6 Vesting of Accounts. Each Participant shall at all times have a nonforfeitable interest in his Account balance.

ARTICLE VI. FINANCING OF BENEFITS

Section 6.1 Investment of Accounts.

(a) As soon as practicable after the crediting of any amount to a Participant’s Account, the Company may, in its sole discretion, direct that the Retirement Committee invest the amount credited, in whole or in part, in one or more separate investment funds or vehicles, including, without limitation, certificates of deposit, mutual funds, money market accounts or funds, limited partnerships, real, personal, tangible or intangible property, or debt or equity securities, including equity securities of the Company (measured by market value, book value or any formula selected by the Retirement Committee), (collectively the “Investments”), as the Retirement Committee shall direct, or may direct that the Company retain the amount credited as cash to be added to its general assets. The Company shall be the sole owner and beneficiary of all Investments, and all contracts and other evidences of the Investments shall be registered in the name of the Company. The Company, under the direction of the Retirement Committee, shall have the unrestricted right to sell any of the Investments included in any Participant’s Account, and the unrestricted right to reinvest the proceeds of the sale in other Investments or to credit the proceeds of the sale to a Participant’s Account as cash.

(b) Each Participant shall file a Request to be effective as of the beginning of the next Accounting Period with respect to the amounts credited to his Account and amounts subsequently credited to his Account. A Request will advise the Administrator as to the Participant’s preference with respect to investment vehicles for all or some portion of such amounts in specified multiples of 5%. The Administrator may, but is under no obligation to, deem such amounts to be invested in accordance with the Request made by the Participant, or the Committee may, instead, in its sole discretion, deem such amounts to be invested in any deemed Investments selected by the Retirement Committee.

(c) A Request, unless modified as described below, shall apply to all amounts credited to a Participant’s Account with respect to each subsequent Plan Year. A Request may be changed with respect to such amounts previously credited to a Participant’s Account as of such date and amounts subsequently credited to his Account by giving the Administrator prior written notice. Any such modified Request shall be effective upon processing by the Administrator but not later than the fifth business day following the day the Request is received by the Administrator.

(d) Earnings on any amounts deemed to have been invested in any Investments shall be deemed to have been reinvested in such Investments.

Section 6.2 Financing of Benefits. Benefits payable under the Plan to a Participant or, in the event of his death, to his Beneficiary shall be paid by the Company from its general assets. Notwithstanding the fact that the Participants’ Accounts may be adjusted by an amount that is measured by reference to the performance of any deemed Investments as provided in Section 6.1, no person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

Section 6.3 Funding.

(a) Notwithstanding the provisions of Section 6.2, nothing in this Plan shall preclude the Company from setting aside amounts in trust (the “Trust”) pursuant to one or more trust agreements between a trustee and the Company. However, Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Company or the Trust. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. Notwithstanding the foregoing, upon the earlier to occur of (i) a Change of Control or (ii) a declaration by the Board that a Change of Control is imminent, the Company shall promptly, to the extent it has not previously done so, and in any event within five (5) business days after such Change of Control (or on such fifth business day if the Board has declared that a Change of Control is imminent), create an irrevocable trust to hold funds to be used in payment of the obligations of the Company under the Plan, and the Company shall fund such trust by transferring for the Accounts of those Participants whom the Board has identified to the Trustee as having been affected by such Change of Control an amount sufficient to fund no less than the total value of such Participants’ Accounts under the Plan as of the most recent Accounting Date to National City Bank or its successor (the “Trustee”) to be added to the principal of the trust under the Cooper-Standard Automotive, Inc. Master Grantor Trust Agreement, between the Company and Trustee (the “Trust Agreement”), provided that any funds contained therein or in the Trust shall remain liable for the claims of the Company’s general creditors.

(b) Any payments of benefits by the Trustee to the Participant pursuant to the Trust Agreement shall, to the extent thereof, discharge the Company’s obligation to pay benefits under the terms of this Plan, it being the intent of the Company that assets in the Trust be held as security for the Company’s obligation to pay benefits under this Plan.

ARTICLE VII. DISTRIBUTION OF BENEFITS

Section 7.1 Settlement Date. A Participant or, in the event of his death, his Beneficiary shall be entitled to distribution of all or a part of the balance of his Account, as provided in this Article VII, following his Settlement Date or Dates.

Section 7.2 Amount to be Distributed. The amount to which a Participant or, in the event of his death, his Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Participant’s adjusted account balance determined as of the Accounting Date coincident with or next following his Settlement Date or Dates.

Section 7.3 Death or Termination for Cause Distribution. Upon the earlier of (i) termination of service of the Participant as an Employee of the Company for Cause, or (ii) the death of a Participant, the Company shall, in accordance with this Article VII, pay to the Participant or his Beneficiary (or, upon the death of a Beneficiary, to the Beneficiary’s estate), as the case may be, the balance of his Account in a lump sum. Such payment shall completely discharge the Company’s obligations under this Plan.

Section 7.4 In-Service Distribution. A Participant may irrevocably elect to receive an in-service distribution of his deferred Base Salary, Cash Awards and earnings thereon for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year in which such Base Salary and Cash Awards otherwise would have been first payable. A Participant’s election of an in-service distribution shall be made in the Participation Agreement filed as provided in Section 3.1. The Participant shall elect irrevocably to receive such Base Salary and Cash Awards as an in-service distribution under the form provided in Section 7.5(b)(i); provided, however, that Section 7.5(c) shall not apply to an in-service distribution. Any benefits paid to the Participant as an in-service distribution shall reduce the Participant’s Account.

Section 7.5 Form of Distribution.

(a) As soon as practicable after the end of the Accounting Period in which a Participant’s Settlement Date occurs, but in no event later than 30 days following the end of such Accounting Period, the Company shall distribute or cause to be distributed to the Participant the balance of the Participant’s Account as determined under Section 7.2, under one of the forms provided in this Section. Notwithstanding the foregoing, except as provided in Section 7.3, if elected by the Participant, the distribution of all or a portion of the Participant’s Account may be made or commence on a date between the Settlement Date and the date the Participant attains age sixty-five (65).

(b) Distribution of a Participant’s Cash Subaccount with respect to any Plan Year shall be made in one of the following forms as elected by the Participant:

(i) by payment in cash in a specified sum;

(ii) by payment in cash in not greater than ten annual installments, provided, however, that each payment is not less than $10,000; or

(iii) a combination of (i) and (ii) above. The Participant shall designate the percentage payable under each option.

(c) The Participant’s election of the form of distribution shall be made by written notice filed with the Administrator at least one (1) year prior to the Participant’s voluntary termination of employment with, or Retirement from, the Company. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Participant’s voluntary termination of employment or Retirement shall not be valid, and in such case payment shall be made in accordance with the Participant’s prior election; and provided, further, that the Administrator may, in its sole discretion, waive such one (1) year period upon a request of the Participant made while an active or inactive Employee of the Company.

(d) The amount of each installment under Section 7.5(b) shall be equal to the quotient obtained by dividing the Participant’s Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of calculation.

(e) If a Participant fails to make an election in a timely manner as provided in this Section 7.5, distribution shall be made in cash in a single lump sum.

Section 7.6 Hardship Distributions. Upon a finding by the Administrator that a Participant has suffered a Financial Hardship, the Administrator may, in its sole discretion, distribute, or direct the Trustee to distribute, to the Participant an amount which does not exceed the amount required to meet the immediate financial needs created by the Financial Hardship and not reasonably available from other sources of the Participant; provided, however, that in no event shall any amount attributable to a Participation Agreement be distributed less than six (6) months after the date of the applicable Participation Agreement. No distributions pursuant to this Section 7.6 may be made in excess of the value of the Participant’s Account at the time of such distribution.

Section 7.7 Special Distributions. Notwithstanding any other provision of this Article VII, a Participant, whether or not in pay status, may elect to receive a distribution of part or all of his Account in one or more distributions if (and only if) the amount in the Participant’s Account subject to such distribution is reduced by ten percent (10%). Any distribution made pursuant to such an election shall be made as soon as practicable following the date such election is submitted to the Administrator. The remaining ten percent (10%) of the portion of the electing Participant’s Account subject to such distribution shall be forfeited.

Section 7.8 Small Benefit. In the event the Committee determines that the balance of the Participant’s Account is less than $10,000 at the time of commencement of payments, the Company may pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan to the contrary. Such lump sum payment shall be equal to the balance of the Participant’s Account, or the portion thereof payable to a Beneficiary.

ARTICLE VIII. BENEFICIARY DESIGNATION

Section 8.1 Beneficiary Designation.

(a) As used in the Plan the term “Beneficiary” means:

(i) The person last designated as Beneficiary by the Participant in writing on a form prescribed by the Administrator;

(ii) If there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant’s spouse; or

(iii) If no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the full distribution of the Participant’s Account balance, then the legal representative of the last survivor of the Participant and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one (1) year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the then retraining balance of the Participant’s Account shall be distributed (in the proportions in which they would inherit his intestate personal property).

(b) Any Beneficiary designation may be changed from time to time by the filing of written notice filed with the Administrator. No notice given under this Section shall be effective unless and until the Administrator actually receives such notice.

Section 8.2 Facility of Payment. Whenever and as often as any Participant or his Beneficiary entitled to payments hereunder shall be under a legal Disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to him; (ii) to his legal guardian or conservator; or (iii) to his spouse or to any other person, to be expended for his benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.

Section 8.3 Amendments. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

ARTICLE IX. ADMINISTRATION

Section 9.1 Administration.

(a) The Plan shall be administered by the Administrator. The Administrator shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

(b) The Administrator shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting the foregoing, the Administrator is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrator):

(i) To determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

(ii) To conduct the claims procedures specified in Section 9.6.

All decisions of the Administrator as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 9.6.

(c) The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company.

Section 9.2 Plan Administrator. The Company shall be the “administrator” under the Plan for purposes of ERISA.

Section 9.3 Binding Effect of Decisions. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

Section 9.4 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, Beneficiaries, executors and administrators of each Participant.

Section 9.5 Indemnity of Committee and Administrator. The Company shall indemnify and hold harmless the members of the Committee and the Administrator and their duly appointed agents against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee and the Administrator.

Section 9.6 Claims Procedure.

(a) The Participant or his designated beneficiary (the “Claimant”) may file a written claim for payments under this Plan with the Administrator. Except under special circumstances, such claims shall be approved or denied within ninety (90) days. Any denial of such claim shall be by written notice from the Administrator stating:

(i) the specific reason for the denial;

(ii) the specific provisions of the Plan or related agreements on which the denial is based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation as to why such material or information is necessary; and

(iv) information as to how the Claimant may submit the claim to the Administrator for review.

(b) The Claimant, within ninety (90) days of such notice, may file with the Administrator a written request for a review of the denial. Except under special circumstances, the Administrator’s decision on review shall be made within sixty (60) days of the request. Such decision shall be by a written notice stating the reasons for the decision, and such decision shall be final.

Section 9.7 Expenses. All direct expenses of the Plan shall be paid by the Company.

ARTICLE X. AMENDMENT AND TERMINATION OF PLAN

Section 10.1 Amendment. The Company may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant’s Account, as it existed as of the effective date of such amendment, suspension or reinstatement, without such Participant’s prior written consent. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant. In addition, no amendment may be made without the Participant’s prior written consent that would be considered a material amendment under Code Section 409A that would cause amounts deferred hereunder to lose their “grandfathered” status under Code Section 409A.

Section 10.2 Termination. The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Administrator shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant’s Account, the earnings credited to a Participant’s Account under Section 5.5(b) or the timing or method of distribution of a Participant’s Account without the Participation’s prior written consent.

ARTICLE XI. MISCELLANEOUS

Section 11.1 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee, to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without Cause.

Section 11.2 Governing Law. All questions arising in respect of the Plan, including those pertaining to its validity, interpretation and administration, shall be governed, controlled and determined in accordance with the applicable provisions of federal law and, to the extent not preempted by federal law, the laws of the State of Michigan.

Section 11.3 Nonassignability.

(a) No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), other than the surviving spouse of any deceased Participant, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary (other than the surviving spouse of any deceased Participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written “termination declaration” with the General Counsel of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the “Terminated Participant”).

(b) As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Committee’s sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

Section 11.4 Severability. Each section, subsection and lesser section of this Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the patties hereto to the extent permissible under law.

Section 11.5 Withholding Taxes. If the Company is required to withhold any taxes or other amounts from a Participant’s Account pursuant to any state, federal or local law, such amounts shall be withheld from the amounts paid under the Plan.

Section 11.6 Legal Fees, Expenses Following a Change of Control. It is the intent of the Company that following a Change of Control no Employee or former Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Employee hereunder. Accordingly, if following a Change of Control it should appear that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Employee the benefits intended to be provided to such Employee hereunder, the Company irrevocably authorizes such Employee from time to time to retain counsel of his or her choice, at the expense of the Company, as hereafter provided, to represent such Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to such Employee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and such Employee agree that a confidential relationship shall exist between such Employee and such counsel. Following a Change of Control, the Company shall pay and be solely responsible for any and all attorneys’ and related fees and expenses incurred by such Employee as a result of the Company’s failure to perform under this Plan or any provision thereof, or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.

Section 11.7 Top-Hat Plan. The Plan is intended to be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, notwithstanding any other provision of the Plan, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel based upon a change in law that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition and notwithstanding any other provision of the Plan, in the absolute discretion of the Committee, the amount credited to each Participant’s Account under the Plan as of the date of termination, which shall be an Accounting Date for purposes of the Plan, will be paid immediately to such Participant in a single lump sum cash payment. Such payment shall completely discharge the Company’s obligations under this Plan.

Section 11.8 Relationship to Other Plans. This Plan is intended to serve the purposes of and to be consistent with the Incentive Compensation Plans and any similar plan approved by the Committee for purposes of this Plan.